Exhibit 10.6

Form of Financing Intermediary Service Contract

Party A (Borrower):

Legal Representative:

Domicile:

Party B (Intermediary): Sichuan Senmiao Ronglian Technology Limited

Legal Representative: Hu Xiang

Domicile: No. 1601, 16F, Building 1, No. 1098, Middle Section of Jiannan Avenue, High-Tech Zone, Chengdu

Party A intends to apply for loan to the users (hereinafter referred to as the “Investor”) registered with real names on Party B’s online lending information intermediate platform (hereinafter referred to as the “Platform”), “ihongsen” (www.ihongsen.com); Party B provides intermediary services for Party A’s application for loan; therefore, both parties enter into this intermediary service contract through full consultation on the basis of good faith, free will, equality, fairness, and mutual benefits to comply with.

I. Party A releases information of loans on Party B’s “ihongsen” platform; the Loan and Guarantee Agreement and the related contracts will be made by and between Party A and the investor; the investor shall transfer the amounts into the account designated by Party A. Party A shall understand and agree to comply with the business process, instructions, contracts, rates of financing cost, and service fee of Party B and its platform. Party A will apply for a loan in an amount of RMB yuan only (¥ __________yuan in figures) for the purpose of the Contract.

II. Party A’s Undertakings:

1. All documentations provided for Party B necessary for financing (including but not limited to basic corporate information, financial and accounting statements, shareholders’ resolutions, and collaterals) are authentic, legitimate, and valid; otherwise, Party A will bear the legal liability arising thereof.

2. The loan applied by Party A through Party B’s intermediary service shall be used for legal purpose.

3. Party A warrants that the loan received will not be used for any other purposes; Party A will take all legal liabilities for use of the loan for any actual purpose in breach of national rules and regulations; Party B shall be exempt from any liability arising thereof.

4. Any matters concerning the intermediary service shall be kept in confidence; otherwise, Party A commits default of the Contract.

5. Loan agreement between Party A and the investors shall be deemed to be established upon receipt of loans in the account designated by Party A; all contracts executed (including but not limited to the Loan and Guarantee Contract, receipt for a loan, receipt and letter of authorization etc.) shall have legal effect; Party A undertakes to repay the principal and interest as scheduled according to the terms of the contracts.

6. During the process of the financing business, Party A shall not contact the third party associated with Party B’s financing business separately or carry out operations in private without Party B’s approval; otherwise, it shall be deemed as default of the Contract.

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III. Party B’s Undertakings:

1. The intermediary service will start immediately after signing and effectiveness of this Contract; the progress of the intermediary service shall be reported to Party A truthfully, so as to conclude the execution of the loan contract and the related contracts by Party A and the investor (subject to the contracts finally executed by Party A and the investor).

2. Any matters concerning the intermediary service shall be kept in confidence; relevant information shall not be disclosed to any third party irrelevant to the financing business; otherwise, Party B commits default of the Contract.

IV. Whatever happens, as long as Party A and any investor of Party B’s “ihongsen” platform enter into any loan contract and the related contracts (subject to the contracts finally executed by Party A and the investor), Party A must pay Party B the intermediary service fee as a certain proportion of the total amount of the loan indicated in the loan contract and the related contracts (subject to the contracts finally executed by Party A and investor); otherwise, Party A commits default of the Contract.

Special Agreements:

1. Any loan received by Party A from the investor with a written proof of the investor shall be deemed as the result of Party B’s intermediary service; Party A shall pay Party B the intermediary service fee as per the rates agreed.

2. The intermediary service fee shall not include the expenses for Party B’s credit investigation, guarantee, appraisal, insurance, registration of mortgage, and notarization etc., which shall be fully borne by Party A.

3. In consideration of the difficulty and uncontrollability of the financing, in no event shall Party B be liable for failure in financing.

V. Intermediary Service Fee Scale and Payment Methods:

1. Fee Scale

Time: the intermediary service fee shall be charged upon Party A’s repayment of the loan and payment of accrued interest.

Amount:           % of the total amount of the loan (        yuan in total)

2. Payment Methods

Party A shall transfer the intermediary service fee to the account designated by Party B:

Account Name: Sichuan Senmiao Ronglian Technology Limited

Account No.: 22872901040003901

Bank Name: Chengdu Oucheng Sub-branch, Agriculture Bank of China

3. Time of Payment

Time of payment of the intermediary service fee shall be the date of Party A’s repayment of the loan for the investor. Payment of the intermediary service fee in advance is permitted.

VI. Liability for Default

1. Party A’s failure to perform this Contract as per Article II, IV, and V herein shall be deemed as default. In such cases, Party A shall pay Party B a penalty equal to 5% of the total amount of the loan indicated in the loan contract and the related contracts (subject to the contracts finally executed by Party A and the investor) in addition to the liquidated damages equal to twice the intermediary financing service fee payable to Party B.

2. Party B’s failure to perform this Contract as per Article III herein shall be deemed as default. In such case, Party B shall pay Party A a penalty equal to 5% of the total amount of the loan indicated in the loan contract and the related contracts (subject to the contracts finally executed by Party A and the investor) in addition to returning two times of the intermediary financing service fee paid by Party A.

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VII. Neither party shall unilaterally terminate this Contract once signed. The breaching party shall pay 10% liquidated damages for the non-breaching party.

VIII. Any disputes arising from the performance of this Contract shall be settled through friendly negotiation by both parties. Should no settlement be reached, the case shall be governed by the people’s court at the place of signing of this Contract.

IX. Termination of this Contract: this Contract shall be automatically terminated upon fulfillment of the rights and obligations of both parties under this Contract or subject to both parties’ consent.

X. This Contract shall come into effect upon affixing the signature of the legal representative (or authorized agent) and the seal of each party; this Contract is executed in duplicate; each party holds one, having the same legal effect.

Party A (Signature & Seal):	Party B (Signature & Seal):
Sichuan Senmiao Ronglian Technology Limited

Signed on at High-Tech Zone, Chengdu

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